Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-272-8526	415-318-4261

Response Genetics, Inc. Announces Appointment of Chief Operating Officer

LOS ANGELES, June 10, 2010 — Response Genetics, Inc. (Nasdaq: RGDX), a company focused on the development and commercialization of molecular diagnostic tests for cancer, announced today the addition of Michael B. McNulty as the Company’s chief operating officer. In his role as COO, Mr. McNulty brings extensive experience in managing the scale-up of laboratory operations and testing services. Effective July 12, 2010, Mr. McNulty will be responsible for the Company’s operations, strategy and corporate development.

“I am pleased to welcome Michael to Response Genetics,” said Kathleen Danenberg, president and CEO of Response Genetics. “With more than 25 years of commercial laboratory and diagnostic industry experience, Michael brings a wealth of knowledge to our company at a time of significant growth. And, with a successful track record of helping companies become recognized leaders in the diagnostic space, we look forward to an exciting future.”

Most recently, Mr. McNulty was general manager, Diagnostics at Agilent Technologies, Inc., a premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis with annual net revenue of $4.5 billion. Mr. McNulty also held the position of vice president, Laboratory Operations at Berkeley HeartLab, Inc. (now Celera Diagnostics), where he was responsible for the scale-up of laboratory operations and development of new laboratory services. As senior vice president, Sales, Marketing and Business Development at THAUMDX, LLC, he was responsible for managing product launches and business development initiatives. Mr. McNulty spent fourteen years with SmithKline Beecham Healthcare Services, where he ran the company’s Chicago-based reference laboratory prior to its becoming Quest Diagnostics. Mr. McNulty received a Bachelor of Science degree in microbiology and a Bachelor of Science degree in biochemistry from San Jose State University.

Commenting on his appointment, Mr. McNulty said, “I am excited to join a dynamic company like Response Genetics where I can make a significant impact, both in the development of the business and in bringing to market products that make a difference in people’s lives. Based on its record of growth and unique technology platform, I look forward to helping the company reach its full potential.”

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About Response Genetics, Inc.

Response Genetics Inc. (“RGI”) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. RGI was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company  to continue to maintain its growth, the ability of the Company to successfully integrate the roles of operations, strategy and business development, , and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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